Exhibit 99.1
Press Release
UpHealth Announces Receipt of NYSE Non-compliance Letter Regarding Common Stock Trading Price
DELRAY BEACH, Fla., May 19, 2022 — UpHealth, Inc. (NYSE: UPH) (“UpHealth” or the “Company”) today announced that it received notice on May 13, 2022 from the New York Stock Exchange (the “NYSE”) that the price of its common stock fell below the NYSE’s continued listing standards. The NYSE requires the average closing price of a listed company’s common stock to remain above $1.00 per share over a consecutive 30-trading-day period. As of May 12, 2022, the 30-trading-day period average closing price of the Company’s common stock was $0.92 per share. In accordance with NYSE rules, the Company must notify the NYSE within 10 business days of receipt of the notification of its intent to cure the deficiency. The Company has six months to regain compliance with the NYSE continued listing requirements. During the six-month period, the Company’s common stock will continue to be listed and traded on the NYSE, subject to compliance with other continued listing standards, but will have an added designation of “BC” to indicate that the Company is not in compliance with the NYSE listing standards. The deficiency does not affect the Company’s ongoing business operations or its SEC reporting requirements.
To address this issue, UpHealth intends to monitor the trading price of its listed securities and take steps to increase the value of its shares through implementation of its business strategy, and is still considering other options for regaining compliance with the NYSE’s continued listing standards.
About UpHealth
UpHealth is a global digital health company that delivers digital-first technology, infrastructure, and services to dramatically improve how healthcare is delivered and managed. UpHealth’s solutions holistically enable clients to deliver on their affordability, access, quality, outcomes, and patient experience goals. UpHealth’s technology platform helps its clients improve access, coordinate care teams, and achieve better patient outcomes at lower cost, with care management solutions, analytics, and telehealth tools that serve patients wherever they are, in their native language. Additionally, UpHealth’s technology-enabled virtual care infrastructure and services improves access to quality primary and acute care, behavioral health, and pharmacy services. UpHealth’s clients include health plans, global governments, healthcare providers and community-based organizations.

For more information, please visit https://uphealthinc.com and follow us at @UpHealthInc on Twitter and UpHealth Inc on LinkedIn.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to UpHealth’s ability to regain compliance with the NYSE’s continued listing standards. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by the management of UpHealth in light of their respective experience and perception of historical trends, current conditions, and expected future developments and their potential effects on UpHealth as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting UpHealth will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of UpHealth), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including whether UpHealth is able to regain compliance with the NYSE’s continued listing standards. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.
Investor Relations
Shannon Devine (MZ North America)
Managing Director
203-741-8811
UPH@mzgroup.us